

AIM ImmunoTech

NYSE American: AIM
aimimmuno.com

Maxim Growth Summit 2025 Presentation

Oct. 22-23, 2025

Forward-Looking Statements

Some of the statements included in this presentation may be forward-looking statements that involve a number of risks and uncertainties. Among other things, for those statements, we claim the protection of safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements set forth in this presentation speak only as of the date of this presentation. We do not undertake to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. We are in various stages of seeking to determine whether Ampligen® will be effective in the treatment of multiple types of viral diseases, cancers, and immune-deficiency disorders and the presentation sets forth our current and anticipated future activities. These activities are subject to change for a number of reasons. Significant additional testing and trials will be required to determine whether Ampligen® will be effective in the treatment of these conditions. Results obtained in animal models do not necessarily predict results in humans. Human clinical trials will be necessary to prove whether or not Ampligen® will be efficacious in humans. No assurance can be given as to whether current or planned clinical trials will be successful or yield favorable data and the trials are subject to many factors including lack of regulatory approval(s), lack of study drug, or a change in priorities at the institutions sponsoring other trials. Even if these clinical trials are initiated, we cannot assure that the clinical studies will be successful or yield any useful data or require additional funding. Among the studies are clinical trials that provide only preliminary data with a small number of subjects, and no assurance can be given that the findings in these studies will prove true or that the study or studies will yield favorable results. No assurance can be given that future studies will not result in findings that are different from those reported in the studies referenced in the presentation. Operating in foreign countries carries with it a number of risks, including potential difficulties in enforcing intellectual property rights. We cannot assure that our potential foreign operations will not be adversely affected by these risks.

Please review the "Risk Factors" section in our latest annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. Our filings are available at www.aimimmuno.com. The information found on our website is not incorporated by reference into this presentation and is included for reference purposes only.

Rich Pipeline with Pancreatic Cancer as Lead Indication

Late-stage clinical immuno-pharma company focused on developing therapeutics across a number of disease areas

Our lead program, Ampligen®, is an immuno-modulator that has shown broad spectrum activity in human clinical studies with significant positive data published in numerous well-respected journals and forums

Important Clinical Asset

Ampligen - Advancing a Broad Pipeline in Multiple Indications

Disease Areas

Immuno-Oncology
Immune Disorders
Viral Diseases

Active Clinical Programs

Across Multiple High-Value Indications

Industry and University Collaborators

Funding Majority of Ongoing Clinical Studies

AIM ImmunoTech

Lead Program Ampligen® (rintatolimod)

Unique among TLR agonists in its mechanism of action, specificity and safety profile

As a TLR3 agonist it activates the TRIF adaptor pathway, which avoids the systemic inflammatory MyD88 pathway used by all other TLRs.

Only known TLR3 agonist to avoid helicase activation of NF-κB. Natural dsRNAs and poly IC which activate NF-κB in the tumor microenvironment (TME) ↑Tregs and have the potential to enhance cancer cell proliferation.



Sterile
Ampligen® 200 mg
Poly I:Poly C12U
Refrigerate 2-8°C
Manufactured For:
(U.S.A.)
INTRAVENOUS USE ONLY
CAUTION: New Drug –
(U.S.A.) Law to Investigational Use

Induces wide range of immunologic / antitumor activities

AIM ImmunoTech

Ampligen's Excellent Safety Profile

- Administered by intravenous (IV) infusion over 30 to 60 minutes
- Generally well-tolerated with >100,000 IV doses administered, also with successful Phase 1 intraperitoneal and intranasal safety clinical trials
- Extensive exposure to drug (>600 patient treatment years), including two placebo-controlled pivotal studies
- Favorable safety profile overall and specifically for the QT Interval, Autoimmunity, Hospitalization for Depression/Suicide Attempt, and Cancer
- Most frequent adverse event is a flu-like syndrome consisting of headache, chills, fever, flushing, and myalgia
- Ampligen is approved in Argentina for severe CFS, received a compassionate use approval from the FDA for CFS, and received Early Access Program approval in the Netherlands for pancreatic cancer

Our AIM



Pancreatic Cancer: Preparing Clinical and Regulatory Path to Phase 3 Pivotal Study

Ampligen: Mechanism of Action in Oncology

Reprogramming of the Tumor Microenvironment to Convert 'Cold' Tumors Into 'Hot' Tumors that will be Responsive to Checkpoint Blockage

↑ Intratumoral Teff Cells

↓ Intratumoral Treg Cells

Goal is to unleash the cellular immune response to attack and destroy cancer cells and increase survival[1]

Ampligen® is the only known TLR3 agonist to promote selective attraction of CTLs (Teff) with concomitant reduction in Treg attraction in the tumor microenvironment [1]

Ampligen® has been shown to suppress tumor cell proliferation in those cancer cells expressing TLR3 [2]

1. Theodoraki, et al. Cancer RES 78 (15) 2018
2. El Haddaoui, et al. Cancers 14 (1377) 2022

Ensuring Effective Chemokine Modulation in Tumors is Important for Teff Cell Infiltration and Increased Survival

High levels of CXCL10 in tumors is associated with enhanced infiltration of CTLs (Teff) cells and increased survival in colorectal cancer

In contrast, high levels of CCL22 which preferentially attracts Tregs is associated with reduced survival

Ampligen

Ampligen (dsRNA/TLR3 agonist)-containing cocktails have shown an ability *in vivo* to **increase CXCL10 and decrease CCL22** intratumorally with associated increase in the Teff/Treg ratio in patients with colorectal cancer[1]

This explains Ampligen's broad-spectrum and potential impact in pancreatic cancer, ovarian cancer, colorectal cancer and triple-negative breast cancer

1. *Kalinski, et al. The Journal of Immunology, Volume 196, Issue 1 Supplement, May 2016, Page 212.4*

Late-Stage Metastatic and Locally-Advanced Pancreatic Cancer Are the Focus of Ampligen's Development Track

Pancreatic Cancer Snapshot [1]

~510,000
news cases worldwide

~467,000
deaths worldwide

12th
most common cancer worldwide

Pancreatic cancer is a ***highly unmet need*** *that is expected to be the 2nd-leading cause of cancer deaths by 2030*[2]

1. *Word Cancer Research Fund*
2. *Pancreatic Cancer Action Network*

Intellectual Property Portfolio

Laying the groundwork for success in pancreatic cancer

Patent protection regarding pancreatic cancer and oncology development

- *United States* - Methods involve the administration of a unique synergistic combination of Ampligen and an anti-PD-L1 in the treatment of pancreatic cancer, renal cell carcinoma, colorectal cancer and/or melanoma. Valid until **August 9, 2039**.
- *Netherlands* - Granted claims include, but are not limited to, the use of Ampligen as a combination cancer therapy with checkpoint blockade inhibitors (e.g. pembrolizumab, nivolumab). Valid until **December 19, 2039**.

Orphan Drug Designations in pancreatic cancer

- *United States* – **7 years** of exclusivity once drug receives market approval
- *European Union* – **Up to 10 years** of market protection for an approved drug

Foundation of Success in Pancreatic Cancer

Early Access Program (EAP) Indicated Statistically Significant Increased Overall Survival Compared to Historical Controls in the Treatment of Late-Stage Pancreatic Cancer

Erasmus University Medical Center	Adults with metastatic or locally advanced unresectable pancreatic carcinoma following first-line FOLFIRINOX received Ampligen 200 mg twice weekly for 2 weeks, then 400 mg twice weekly for a total treatment duration of 18 weeks
Survival Data:	Median overall survival (OS) was 19 months in the Ampligen® cohort compared to 12 months for a well-matched historical control group (p=0.035) 19 months OS in Ampligen® cohort represents 7.9 month increase survival benefit compared to current standard of care (FOLFIRINOX followed by gemcitabine), which yields 11.1 months OS
Quality of Life:	Positive patient-reported measures of Quality of Life

DURIPANC Phase 2 Metastatic Pancreatic Cancer Clinical Trial
A steppingstone to a pivotal Phase 3 trial

- **Sponsor:** Erasmus University Medical Center
- **Collaborators:** AIM ImmunoTech and AstraZeneca
- **Study Title:** Combining Anti-PD-L1 Immune Checkpoint Inhibitor Durvalumab With TLR-3 Agonist Rintatolimod (Ampligen) in Patients With Metastatic Pancreatic Ductal Adenocarcinoma for Therapy Efficacy (DURIPANC) (NCT05927142)
- **Study Type:** Phase 1/2, single-arm, exploratory, immunotherapy combination
- **Population:** Metastatic pancreatic ductal adenocarcinoma (PDAC)
- **Therapeutic Regimen:** Durvalumab (anti–PD-L1) + Ampligen (TLR3 agonist)
- **Post-Chemotherapy Setting:** Stable disease after 8 cycles of FOLFIRINOX

DURIPANC Mid-Year Results

Safety

- Toxicity - No grade ≥2 immune-related or systemic toxicities reported to date

Efficacy

- Progression-Free Survival (PFS) - Among the 14 patients evaluable for progression-free survival, eight patients experienced disease progression within 6 months of treatment initiation. Three patients had a progression-free survival (PFS) duration of more than 6 months. At the time of data cutoff, 3 patients remained progression-free and were still under active follow-up.
- Overall Survival (OS) - Of the 11 patients evaluable for overall survival, seven patients (64%) achieved an overall survival (OS) duration greater than 6 months.

Immuno-monitoring, including paired tumor biopsies and longitudinal peripheral blood analysis, is underway and will be reported in the final analysis.

Oncology has seen major Big Pharma Deals in 2025

AIM believes that continued success in pancreatic cancer could lead to financial success for our stockholders

"Bristol Myers agrees up to $11.1 billion deal with BioNTech to shake up cancer immunotherapy"

"Sanofi to buy US biopharma group Blueprint for up to $9.5 billion"

"Pfizer in deal with China's 3SBio to license cancer drug candidate, take equity stake"

"Bayer adds cancer drug candidate to portfolio with $1.3-billion Kumquat deal"

"Astellas aspires to strike CLDN18.2 gold again with ADC licensing deal worth up to $1.34B"

"BMS expands Radiopharma presence with $1.35B biobucks deal for Philochem"

"Eli Lilly to buy Scorpion Therapeutics' cancer therapy for up to $2.5 billion"

"GSK to buy US biotech firm IDRx for up to $1.15 billion"

"Genmab to acquire Merus in $8bn deal to expand late-stage pipeline"

Positive Data from Secondary Target Oncology Indications Represent Significant Unmet Needs

Ovarian Cancer Market Opportunities	***Breast Cancer*** Market Opportunities	***Colorectal Cancer*** Market Opportunities	***Melanoma*** Market Opportunities
19,880 New Cases Annually[1]	**287,850** New Cases Annually[1]	**151,030** New Cases Annually[1]	**99,780** New Cases Annually[1]
12,810 Deaths Annually[1]	**43,250** Deaths Annually[1]	**52,580** Deaths Annually[1]	**7,650** Deaths Annually[1]
80% recurrence rate following chemotherapy[2]	*12-20% of cases are triple-negative*[3]		

1. National Cancer Institute: Surveillance, Epidemiology and End Results
2. NIH National Cancer Institute – "Surgery for Recurrent Ovarian Cancer Does Not Improve Survival," December 10, 2019
3. Manjunath M, Choudhary B. Triple-negative breast cancer: A run-through of features, classification and current therapies. Oncol Lett. 2021;22(1):512

Advanced, Recurrent Ovarian Cancer

Phase 2	Advanced, Recurrent Ovarian Cancer
AMPLIGEN / KEYTRUDA Combo	
Status	**Positive results expected in Q4 2025**
Study Drug	**Ampligen and KEYTRUDA**
Primary Endpoint	**Objective Response Rate (ORR)**
Study Collaborators	MERCK; University of Pittsburgh
Clinical Trials NCT #	**NCT03734692**

Our AIM

Corporate Overview

Proven Management Team



Thomas K. Equels, MS, JD
Chief Executive Officer

BIOFLORIDA | EQUELS LAW FIRM ATTORNEYS AT LAW | GT GreenbergTraurig | U.S.ARMY



Peter W. Rodino III, JD
Chief Operating Officer, Executive Director for Governmental Relations, General Counsel, Secretary

Rodino Consulting;
Rodino & Rodino;
Rodino & Scalera Inc.;
Foundation Health



Robert Dickey IV, MBA
Chief Financial Officer

FORESITE ADVISORS | VYOME | sharp edge LABS



Charles Lapp, MD
Consulting Medical Officer

Solve ME/CFS Initiative | AFSA The American Fibromyalgia Syndrome Association, Inc. | NFA National Fibromyalgia Association | International Association for IACFS/ME Chronic Fatigue Syndrome



Christopher Nicodemus, MD
Consulting Science Officer

AIT Strategies | United Therapeutics CORPORATION

Intellectual Property Portfolio – Market Exclusivity

Orphan Drug Designation (FDA and EMA)

U.S.

- 7-year market exclusivity following FDA approval
- Indications: pancreatic cancer, melanoma, ME/CFS, renal cell carcinoma, AIDS

Europe

- 10-year market exclusivity following EMA approval
- Indications: pancreatic cancer, Ebola

55 Patents Worldwide

39 Pending Applications

Focused On Clinical Execution

Unlocking the value of Ampligen with the goal of new drug approval in pancreatic cancer

- ✓ Unmet medical need with little-to-no pipeline competition
- ✓ Consistent positive data from two open-label, late-stage pancreatic cancer clinical programs, one of which is ongoing
- ✓ Big Pharma collaborators
- ✓ Market exclusivity